Exhibit 23.6


                                     CONSENT

         I, W. Phillip Marcum, do hereby consent to serve, if elected, as a Director of Key Energy Group, Inc. ("Key") and to being named as a nominee to the Board of Directors of Key in the Proxy Statement - Prospectus on Form S-4 filed by Key.

                                               /s/ W. Phillip Marcum
                                               W. Phillip Marcum



March 1, 1996